Exhibit 99.1

Sequential Brands Group Announces Acquisition of Ellen Tracy & Caribbean Joe Brands

NEW YORK, March 29/Globe Newswire/ -- Sequential Brands Group, Inc. (OTC: SQBG) (“Sequential” or the “Company”) today announced that it acquired the intellectual property management company that owns two consumer lifestyle brands, Ellen Tracy and Caribbean Joe. The purchase price of the transaction is comprised of $62.3 million in cash and approximately 2.8 million shares of common stock of Sequential.

Yehuda Shmidman, CEO of Sequential, commented, “Today’s acquisition represents the completion of Sequential’s base platform, as we acquired two strong brands and a proven activation team led by Rick Platt, who joins Sequential as Group President, Brand Management.” Mr. Shmidman continued, “With the addition of both Ellen Tracy and Caribbean Joe, Sequential’s portfolio now includes six brands that have more than 50 licensees and an expected run-rate of close to $1 billion in retail sales worldwide. With our brand management platform in place, our plan is to focus on growing each brand in our portfolio, while aggressively pursuing new brands as well.”

Ellen Tracy was founded in 1949, and over the years, the brand grew into a leading fashion brand distributed in premium department and specialty stores. The evolution of the brand continued in 2010, when, Macy's became the exclusive sportswear retailer for Ellen Tracy and the brand began launching internationally, most recently in Karstadt Germany. In addition to its successful apparel collections, Ellen Tracy expanded to include collections for footwear, outerwear, legwear, hosiery, belts, eyewear, fragrance, handbags, jewelry and home.

Caribbean Joe is an island inspired lifestyle brand distributed in more than 10,000 retail locations with product categories that range from men’s and women’s apparel to swimwear and accessories.

Both Ellen Tracy and Caribbean Joe are currently licensed to leading licensees including Li & Fung, Komar and G-III Apparel Group.

The Company estimates that these two brands together will generate between $12 and $14 million in royalty revenues in the next 12 months. On a combined basis with the Company’s existing brand portfolio, the Company is projecting forward 12-month royalty revenues of $23-25 million from its six brands, operating at 50% EBITDA margin. The Company’s EBITDA margin is expected to expand as the Company leverages the platform to acquire additional brands. After giving effect to the consummation of the acquisition, the related financing transactions and payment of related transaction costs and expenses, the Company will have approximately $15 million of cash on its balance sheet. In addition, the Company’s six brands have approximately $80 million in aggregate minimum royalty revenue contractually guaranteed to the Company.

The Company’s financing efforts were led by Bank of America who provided for a $45 million loan to the Company and led a separate group who provided for an additional $20 million loan to the Company.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (OTC:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently include William Rast®, People’s Liberation®, DVS® Action Sports, Heelys®, Caribbean Joe® and Ellen Tracy®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential’s corporate web site at: www.sequentialbrandsgroup.com. To inquiry about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Certain statements that are not historical facts contained in this press release are forward-looking statements (“forward-looking statements”) that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's acquisition of additional licenses, continued market acceptance of current products and the ability to successfully market new products particularly in light of rapidly changing fashion trends, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs or intentions that are signified by terminology such as “subject to,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. The section entitled “Risk Factors” set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 3012 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The readers are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Sequential Brands Group, Inc.
Gary Klein, Chief Financial Officer
646-564-2577
gklein@sequentialbrandsgroup.com

ICR
Rachel Schacter/John Rouleau
203-682-8300
Rachel.schacter@icrinc.com